061594
                                 BY-LAWS OF
                 GENERAL AMERICAN TRANSPORTATION CORPORATION

                                  ARTICLE I
                          MEETINGS OF SHAREHOLDERS
    Section 1. Place of Meeting. Every meeting of the shareholders of General American Transportation Corporation (hereinafter called the Corporation) shall be held at the principal office of the Corporation in the State of New York, or at such other place in or out of said State as shall be specified in the notice of such meeting or waiver of such notice.
    Section 2. Annual Meetings. The annual meeting of the shareholders shall be held at the hour specified in the notice of such meeting, or waiver of such notice, on the fourth Thursday of April in each year (or if that day shall be a legal holiday, then on the next succeeding business day) for the election of directors and for the transaction of such other business as may properly come before the meeting.
    Section 3. Special Meetings. Special meetings of the shareholders may, unless otherwise provided by law, be called by the President of the Corporation, or by a majority of the Board of Directors of the Corporation (hereinafter called the Board).
    Section 4. Notice of Meetings. Notice of the time and place of holding of each meeting of the shareholders and of the purpose or purposes for which the meeting is called shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary of the Corporation.
A copy of such notice shall be served, either personally or by mail, upon each shareholder entitled to vote at the meeting not less than ten (10) nor more than fifty (50) days before the meeting. If mailed, such copy shall be directed to the shareholder at his address as it appears on the stock book, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other place, in which case it shall be mailed to the address designated in such request. No notice need be given of any adjourned meeting, except when expressly required by law.

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    Section 5.  Quorum.  Unless otherwise provided by law or in the Certificate of Incorporation of the Corporation as amended (hereinafter called the Certificate of Incorporation), the presence of the holders of record, in person or represented by proxy, of a majority of the shares of stock entitled to be voted thereat shall be necessary to constitute a quorum for the transaction of business at any meeting of shareholders. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or represented by proxy, or in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until a quorum is present thereat. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
    Section 6. Organization. At each meeting of the shareholders, the President or a Vice-President designated for the purpose by the President
(with priority in the order named), or in the absence of said officers, a chairman chosen by a majority vote of the shareholders present in person or represented by proxy and entitled to vote thereat shall act as chairman.
The Secretary shall act as secretary at each meeting of shareholders, or in his absence the chairman may appoint any person present to act as secretary of the meeting.
    Section 7. Order of Business. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting.
    Section 8. Voting. Unless otherwise provided by law or in the Certificate of Incorporation, the Common Stock only shall have voting power. Each holder of record of shares of stock of the Corporation entitled to be voted at any meeting of the shareholders shall be entitled to one vote for every such share of stock; provided that, in elections of directors, each holder of record of Common Stock of the Corporation shall be entitled to as many votes as shall equal the number of shares of such Common Stock held of record by him, multiplied by the number of directors to be elected by holders of Common Stock (which shall be all directors to be elected), and he

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may cast all such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit. Shareholders may vote either in person or by proxy. Except as otherwise provided by law or these By-Laws, or by the Certificate of Incorporation, the majority of the votes cast shall prevail on all matters submitted to vote at any meeting of the shareholders. Unless so directed by the chairman of the meeting, the vote at such meeting need not be by ballot, except that all elections of directors by shareholders shall be by ballot. At the direction of such chairman that a vote by ballot be taken on any question, such vote shall be taken. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy as such if there be such proxy. Except as otherwise provided by law or by these By-Laws all voting may be viva voce.
    Section 9. Action by Written Consent. Unless otherwise provided by law or in the Certificate of Incorporation, any action required or permitted to be taken by the shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon; provided, however, that this provision shall not be construed to alter or modify any provision in the Certificate of Incorporation, not inconsistent with law, under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.
    Section 10. Record Date. The Board may fix a day and hour not more than fifty (50) days prior to the day and hour then fixed for the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.
                                 ARTICLE II
                                  DIRECTORS
    Section 1. Number, Election, Term, Powers. The Corporation shall have such number of directors, not less than three (3) nor more than twenty-one
(21), as shall from time to time be determined by the vote of a majority of

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the entire board.  Except as otherwise provided herein, the directors shall be chosen at the annual meeting of shareholders in each year, by a plurality of the votes cast in the election therefor. The term of office of each director shall (unless vacated as provided herein) be from the time of his election and qualification until the annual meeting of shareholders next succeeding his election and until his successor shall have been duly elected and qualified, or until his earlier death, resignation or removal. The directors shall act only as a board and the individual directors shall have no power as such. The Board shall have, in the management of the Corporation's affairs, all powers which are not inconsistent with the laws of the State of New York or these By-Laws, or the Certificate of Incorporation. Any director may be removed from office at any time, with or without cause, by vote of the shareholders.
    Section 2.  Qualifications.  All directors shall be at least twenty-one
(21) years of age.
    Section 3. First Meeting. After each election of directors by the shareholders, on the same day and at the conclusion of the meeting of shareholders at which such election shall be held, and at the place where such election is held, the newly elected Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If a quorum shall not be present at such time and place, but at least one director is present, then such meeting shall be adjourned as provided in Section 6 of this
Article II. If no director shall be present at such time and place, then such meeting may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a waiver of notice thereof.
    Section 4. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board by resolution may determine.
If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day at said place. Except as provided by law or these By-Laws, notice of regular meetings need not be given.

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    Section 5.  Special Meetings.  Special meetings of the Board shall be held whenever called by the President or by the Secretary at the request of a majority of the members of the Board. Except as otherwise provided by law, notice of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him as in these By-Laws provided. Except as otherwise specifically provided by law or these By-Laws, the notice or waiver of notice of any meeting of the Board need not contain any statement of the purposes of the meeting or any specification of the business to be transacted thereat.
    Section 6. Quorum. Unless otherwise provided by law or in the Certificate of Incorporation or in these By-Laws, the presence of not less than one-third of the number of directors as fixed in accordance with these By-Laws shall be necessary to constitute a quorum for the transaction of business by the Board. In the absence of a quorum, a majority of the directors present may adjourn any meeting of the Board from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.
    Section 7. Voting. At all meetings of directors, a quorum being present, all matters, except those the manner of deciding upon which is otherwise provided by law or these By-Laws, or in the Certificate of Incorporation, shall be decided by the vote of a majority of the directors present.
    Section 8. Organization. At each meeting of the Board the President or, in the absence of said officers, a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence any person appointed by the chairman, shall act as secretary of the meeting. Any meeting of the Board may be adjourned by the vote of a majority of the directors present at such meeting.

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    Section 9.  Vacancies.  Any vacancy in the Board whether arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled by the vote of a majority of the remaining directors.
    Section 10. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of New York as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
    Section 11. Indemnification. (a) The Corporation shall indemnify to the fullest extent permitted by law, any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the Corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation (or served the Corporation or such other corporation in any capacity), against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, and the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding. The
Corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he, his testator or intestate, is or was an agent or employee (other than a director or officer) of the Corporation (or served another corporation at the request of the Corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board shall determine.
    (b) A person shall be presumed to be entitled to indemnification for any act or omission covered by this By-Law. The burden of proof of establishing that a person is not entitled to indemnification because of the failure to fulfill some requirement of New York law, the Corporation's charter, or the By-Laws shall be on the Corporation.


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    (c)  If a claim under this By-Law is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorneys' fees.
    Section 12. Action by Written Consent. Unless otherwise provided by law or in the Certificate of Incorporation of the Corporation, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action.
The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.
                                 ARTICLE III
                                 COMMITTEES
    Section 1. Committees. On the terms, to the extent and subject to the conditions, prescribed by law or by resolution of the Board, the Board, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each of which shall consist of three or more directors and shall have the authority of the Board. The Board may designate one or more directors as alternate members of any committee, who may act in the place of any absent member or members of such committee. The presence of not less than one-third of the number of members of any committee or two members of such committee, whichever shall be greater, shall be necessary to constitute a quorum of such committee and, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, a majority vote of the committee members present shall be the act of the committee.
                                 ARTICLE IV
                                  OFFICERS

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    Section 1.  Number.  The officers of the Corporation shall be a President, who shall be a member of the Board, one or more Vice-Presidents, a Secretary, a Treasurer and a Controller. The officers of the Corporation may also include, at the option of the Board, a Chairman of the Board, one or more Vice-Chairmen of the Board, each of whom shall be a member of the Board.
Two or more offices may be conferred upon one person, except the offices of President and Secretary. The Board may require any officer, agent or employee to give security for faithful performance of his duties.
    Section 2. Election, Term of Office, Qualification. The officers of the Corporation shall be chosen by the Board as soon as practicable after each annual election of directors, each such officer to hold office until his successor shall have been chosen and qualified, or until his earlier death or resignation, or removal in the manner hereinafter provided.
    Section 3. Subordinate Officers. The Board may appoint such subordinate officers, assistant secretaries, assistant treasurers, agents or employees as the Board may deem necessary or advisable, each of whom shall serve for such period, have such authority and perform such duties as the Board may from time to time determine or as may be set forth in these By-Laws. The
Board may delegate to any officer the power to appoint and remove subordinate officers, assistant secretaries, assistant treasurers, agents or employees.
    Section 4.  (Deleted January 18, 1982)
    Section 5.  (Deleted January 18, 1982)
    Section 6. The Chairman of the Board and The Vice-Chairman of the Board. The Chairman of the Board and each Vice-Chairman of the Board shall have such authority and perform such duties as may from time to time be assigned by these By-Laws or the Board.
    Section 7. The President. The President shall be the chief executive officer of the Corporation, and shall have, subject to the control of the Board, general and active supervision and direction over the property, business and affairs of the Corporation and the personnel thereof.

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    Section 8.  Vice-Presidents.  Each Vice-President shall have such powers and perform such duties as the Board or the President may from time to time prescribe, and shall perform such other duties as may be prescribed by these By-Laws. In case of the absence or inability to act of the President, then one of the Vice-Presidents who shall be designated for the purpose by the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.
    Section 9. The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; he shall cause to be given such notice of all meetings of the shareholders and directors as required; he shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates and documents, the execution of which on behalf of the Corporation under its seal shall have been specifically or generally authorized; he shall have charge of the books, records and papers of the Corporation relating to its organization as a corporation; and he shall in general perform all the duties incident to the office of Secretary. He shall also have such other powers and perform such other duties, not inconsistent with these By-Laws, as the President or the Board shall from time to time prescribe.
    Section 10. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the Corporation in such banks or other depositaries as may be designated by the Board; he shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the President or the Board, whenever any one or more of them may require him so to do, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the President or the Board.

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    Section 11.  The Controller.  The Controller shall keep accurate accounts, in such form as may be approved by the Board of Directors, of all financial transactions of the Corporation; he shall supervise and direct the keeping of all of the financial records and accounting records of the Corporation, and shall have general charge, supervision and direction of the accounting departments of the Corporation; he shall discharge such other duties and have such other powers as may be required of or granted to him by the Board.
    Section  12.  Assistants to the President.  Each Assistant to the
President shall, at the request of the President, aid and assist him in the performance of his duties and the exercise of his powers, and have such other powers and perform such other duties as may from time to time be assigned to him by the President or the Board.
    Section 13. Assistant Secretaries. In case of the absence or inability to act of the Secretary, the Assistant Secretary, or, if there shall be more than one, any of the Assistant Secretaries, shall perform the duties of the Secretary, and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Each of the Assistant
Secretaries shall perform such other duties as from time to time may be assigned to him by the President, the Secretary or the Board.
    Section 14. Assistant Treasurers. In case of the absence or inability to act of the Treasurer, the Assistant Treasurer, or, if there be more than one, any of the Assistant Treasurers, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each of the Assistant
Treasurers shall perform such other duties as from time to time may be assigned to him by the President, the Treasurer or the Board.
    Section 15. General Provisions. All officers shall serve under the direction of and at the pleasure of the Board and be subject to removal thereby at any time with or without cause. Any vacancy occurring in any office may be filled by the Board.

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                                   ARTICLE V
               CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
    Section 1. Execution of Contracts. Except as otherwise provided by law or in these By-Laws, the President or any Vice-President shall have authority to execute and deliver any and all instruments for and in the name of the Corporation. The President may authorize in writing any other officer, employee or agent to execute and deliver any instrument for and in the name of the Corporation and such authority may be general or confined to specific instances. Unless authorized by the Board or by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or for any amount.
    Section 2. Indebtedness. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the resolutions of the Board. When authorized by the Board so to do, any officer or agent of the Corporation thereunto authorized may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other certificates or evidences of indebtedness of the Corporation and, when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.
    Section 3. Checks, Drafts, etc. All checks, drafts, and other orders for the payment of moneys out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.
    Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or officers, agent or agents

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of the Corporation to whom such power may from time to time be delegated by the Board; and, for the purpose of such deposit, the President, any Vice-President, the Treasurer or the Secretary, or any other officer, agent or employee of the Corporation to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Corporation.
                                 ARTICLE VI
                            SHARES AND DIVIDENDS
    Section 1. Consideration for Issue of Stock. No stock shall be issued except for money, labor done or property actually received for the use and lawful purposes of the Corporation. The judgment of the Board shall be conclusive as to the value of labor done or property received.
    Section 2. Certificates. Each holder of record of shares of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as shall be approved by the Board, signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, which seal may be an engraved or printed facsimile, certifying the number of shares owned by him in the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any such person who shall have signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such person had not ceased to hold such position at the date of its issue.
    Section 3. Transfer of Shares. Shares of stock of the Corporation shall be transferable on the stock book of the Corporation by the holder thereof in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the agent or officer in charge of such book, subject to such proof or guarantee of signature as the Corporation or its transfer agent may require. Except as hereinafter provided in the case of loss,

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destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate given for the same shall have been duly endorsed, surrendered and cancelled. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of the Corporation. The person in whose name shares stand on the stock book of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
    Section 4. Record Date. The Board may fix a day and hour not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any changes, conversion or exchange of capital stock, as a record time for the determination of the shareholders entitled to receive such dividend, distribution, rights or interests, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.
    Section 5. Lost, Stolen, Destroyed or Mutilated Certificates. A certificate for shares of the stock of the Corporation may be issued in place of any certificate lost, stolen, destroyed or mutilated, but only on delivery to the Corporation, unless the Board of Directors otherwise determines, of a bond of indemnity, in form and amount and with one or more sureties satisfactory to the Board, or such officer or officers of the Corporation or such transfer agent as the Board may from time to time designate, and of such evidence of such loss, theft, destruction or mutilation as the Board, or such officer or officers or transfer agent, may require.
                                 ARTICLE VII
                              OFFICES AND BOOKS
    Section 1. Offices. The Board may from time to time and at any time establish offices of the Corporation or branches of its business at whatever place or places seem to it expedient. Offices or agencies for the transfer

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and registration of stock shall at all times be maintained in the City of
New York. Additional such offices or agencies may be maintained elsewhere, in the discretion of the Board.
    Section 2. Books. There shall be kept at the office of the Corporation in Chicago, Illinois, correct books of all the business and transactions of the Corporation, and, at the office of the Corporation in the State of New York, or at the office of a transfer agent of the Corporation in such State, the stock book of the Corporation, which shall contain the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their respective places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof. The stock book shall at all times during business hours be open to the inspection of all persons permitted by law to inspect the same.
                                ARTICLE VIII
                                    SEAL
    Section 1. The common seal of the Corporation shall consist of a round seal with the words "GENERAL AMERICAN TRANSPORTATION CORPORATION" in the margin and the words "NEW YORK, 1975" in the center thereof.
                                 ARTICLE IX
                              WAIVER OF NOTICE
    Section 1. Whenever any notice whatever is required to be given by these By-Laws or the Certificate of Incorporation or by law, the person entitled thereto may, in person, or in the case of a shareholder, by his duly authorized attorney, waive such notice in writing (which shall include the use of telegraph, cable, radio or wireless), whether before or after the meeting or other matter or event in respect of which such notice is to be given, and in such event such waiver shall be equivalent to such notice and such notice need not be given to such person, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time. The presence of a director at any meeting of the Board shall constitute waiver of notice thereof by him.

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                                  ARTICLE X
                                 FISCAL YEAR
    Section 1. The fiscal year of the Corporation shall end on the thirty-first day of December in each year.
                                 ARTICLE XI
                                 AMENDMENTS
    Section 1. These By-Laws may be altered, changed, amended or repealed and new by-laws adopted at any regular or special meeting of the Board of Directors, by a majority vote of all the Directors, provided notice of the proposed alteration, change, amendment or repeal shall have been given with notice of the meeting.

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